NEWS

Raptor Pharmaceuticals Provides Update of Product Programs

Poster at Upcoming International Liver Cancer Conference

Status of Ongoing Programs

Regulatory Consulting Firm Retained

Novato, California, September 13, 2007 – Raptor Pharmaceuticals Corp. (“Raptor” or the “Company”) (OTC Bulletin Board: RPTP.OB) announced today that Dr. Todd Zankel, the Company’s Chief Scientific Officer, will present a poster detailing promising preclinical results from two preclinical studies of its HepTideTM liver targeting program at the International Liver Cancer (“ILCA”) Conference, to be held October 5-7, 2007 in Barcelona, Spain.

Dr. Zankel’s presentation will include an update on Raptor’s liver targeting platform based on human receptor-associated protein (“RAP”). For more information on ILCA and the 2007 ILCA Conference, please visit www.ilca-online.org. A synopsis of the poster will be available in the investor relations section of Raptor’s website at www.raptorpharma.com shortly after Dr. Zankel presents at the conference.

Current Program Updates:

Investigational New Drug Application (“IND”)-Enabling Studies Initiated for HepTideTM

Based on promising results from ongoing preclinical studies of its RAP liver targeting program, Raptor has initiated a pre-IND program for HepTideTM (its liver targeting therapeutic conjugate using the RAP targeting platform). The Company’s goal is to file an IND for this therapeutic conjugate with the Food and Drug Administration (the “FDA”) by the end of the second calendar quarter of 2008. To help execute this plan the Company has retained Regulatory Professionals, Inc., a regulatory consulting firm experienced in working with the FDA in all aspects of regulatory affairs including preclinical and clinical support for pre- and post-approval products, and preparation and submission of regulatory filings for marketing approval.

Donna Kato, the CEO of Regulatory Professionals, Inc. stated, “We are very excited to be working with Raptor as it advances toward clinical trials.”

Dr. Christopher Starr, Raptor’s CEO stated, “Building an internal team of high-quality individuals would take a great deal of time and money, while Donna and her team provide us access to the best talent under a tight development timeline and operational flexibility essential to an emerging company.” More information on Regulatory Professionals, Inc. can be found on their website www.regprofessional.com.

In addition, Raptor has initiated proof-of-principle preclinical studies targeting a new therapeutic area: the use of the HepTide delivery molecule to enhance the distribution of antiviral drugs to the liver for the treatment of viral hepatitis. HepTide has shown strong hepatotrophic activity by binding selectively to liver cells or to infected liver cells in preclinical studies. Conjugates of HepTide and antiviral agents could significantly improve accumulation of these agents in the liver and reduce the amount of powerful antiviral agents elsewhere in the body.

Stanford University Grant Renewed for NeuroTransTM in Neurodegenerative Diseases

Based on promising early results in blood-brain barrier (“BBB”) transport models from its collaboration initiated in August 2006, Raptor has renewed its grant with Dr. William Mobley’s neuroscience laboratory at Stanford University. In the first year of the collaboration, a number of RAP peptides were tested for their ability to cross the BBB. From these experiments, the team selected a lead candidate transport peptide called RAP-2s. In this second year, the team will continue to assess the bio-distribution of RAP-2s within various brain compartments, commence testing of RAP-2s’ ability to deliver Nerve Growth Factor (“NGF”) across the BBB, and to investigate the potential for RAP-NGF conjugates to prevent or reverse neuronal injury in preclinical models.

Preclinical Testing Completed for WntTideTM in Osteoporosis

Raptor has completed preclinical testing of WntTide, for its osteoporosis program, utilizing Mesd and engineered Mesd-based peptides, and is awaiting the final report of WntTide in a well-accepted preclinical model widely used to test reduction in bone loss. WntTide may aid in increasing bone density in the treatment of osteoporosis and rheumatoid arthritis. The Company has run selected preclinical studies to move this program to a point where its utility can be realistically assessed for further investment. If results are positive, the Company plans to seek a collaborative arrangement with a partner for further development of the peptide in this very widespread and expensive disease. The Company licensed Mesd from Washington University, St. Louis, for the treatment of osteoporosis and cancer in November 2006.

Scientific Publication Update

Raptor researchers published a paper entitled “Minimization of the third domain of the LDL receptor-associated protein (RAP),” which describes their efforts to develop a readily-manufactured RAP-based peptide to act as a delivery vehicle to the liver. Raptor authors include Sara Isbell, Simone Haslam and Dr. Todd Zankel. The Internet link to the paper, published by Biochemical and Biophysical Research Communications dated September 28, 2007 in volume 361, issue 3, pages 758 to 762, will be posted in the Product Programs, RAP section of our website www.raptorpharma.com.

About Raptor

Raptor Pharmaceuticals Corp.’s sole business is its 100% ownership of Raptor Pharmaceutical Inc., a development stage biotechnology company which bioengineers novel drugs and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins. The Company’s preclinical programs target cancer, neurodegenerative disorders, infectious diseases and osteoporosis. HepTide™ utilizes engineered RAP-based peptides conjugated to drugs to target their delivery to the liver. In neurodegenerative diseases, engineered RAP peptides called NeuroTrans™ are currently undergoing evaluation at Stanford University in cell culture and preclinical models for their ability to enhance the transport of molecules from blood to brain. In osteoporosis, Raptor is testing the ability of WntTide, which are Mesd and engineered Mesd-based peptides and act through LRP5, a known determinant of bone density, to combat osteoporosis and increase bone density. In an effort to protect its novel approach, Raptor currently has five patent applications in review in the U.S., and countries in Europe and Asia, as well as two provisional patent applications licensed from Washington University. In addition, the Company has recently submitted two new provisional patent applications in the U.S., the first of which covers a new family of RAP peptides, with the second application to further support and expand the Company’s coverage in specific disease indications. For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events, but are not limited to the ability of RAP to conjugate to drugs or to target the liver, the ability of RAP peptides to enhance the transport of molecules from blood to the brain, the ability of Mesd or Mesd-based peptides to combat osteoporosis and increase bone density. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company’s forward looking statements from fruition include that the Company may be unsuccessful in developing any products; that its technology may not be validated as the Company progresses further and its methods may not be accepted by the scientific community; that the Company is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company’s process; that the Company’s patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that the Company’s products may not work as well as hoped or worse, that the Company’s products may harm recipients; and that the Company may not be able to raise sufficient funds for development or working capital when required. As well, the Company’s products may never develop into useful products and even if they do, they may not be approved for sale to the public. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings from time to time with the Securities and Exchange Commission (“SEC”), which we strongly urge you to read and consider, including the Company’s Registration Statement on Form SB-2, as amended, that was declared effective on July 10, 2006, the Company’s annual report on Form 10- KSB and Form 10-KSB/A filed with the SEC on November 22, 2006, and January 18, 2007, respectively, and the Company’s quarterly report Form 10-QSB filed with the SEC on June 29, 2007, all of which are available free of charge on the SEC’s web site at http://www.sec.gov.

Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements set forth in its reports filed with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements.

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For more information, please contact:

The Ruth Group

Sara Ephraim (investors)

(646) 536-7002

sephraim@theruthgroup.com

Janine McCargo (media)

(646) 536-7033

jmccargo@theruthgroup.com